Exhibit 99.49

MBNA MASTER CREDIT CARD TRUST II

SERIES 2000-D

KEY PERFORMANCE FACTORS
June 30, 2000



Expected B Maturity 4/16/07


Blended Coupon 6.9013%


Excess Protection Level
3 Month Average   3.15%
June, 2000   3.15%
May, 2000  N/A
April, 2000  N/A


Cash Yield18.49%


Investor Charge Offs 4.13%


Base Rate11.21%


Over 30 Day Delinquency 4.60%


Seller's Interest12.05%


Total Payment Rate14.03%


Total Principal Balance$54,839,173,315.51


 Investor Participation Amount$850,000,000.00


Seller Participation Amount$6,607,972,797.02



       For the purpose of calculating Base Rate and Excess Protection Level, a Coupon of 9.21% (50/360) was used. The Base Rate was calculated using a 50 day monthly period, 5/11/00 - 6/30/00.